Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2013 Stock Incentive Plan and the Inducement Stock Option Grants of Ophthotech Corporation of our reports dated March 2, 2015, with respect to the financial statements of Ophthotech Corporation and the effectiveness of internal control over financial reporting of Ophthotech Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

MetroPark, New Jersey

March 2, 2015